[Effective Date]



Dear Friend:

We are pleased to announce that William Penn Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, William Penn Bancorp, Inc., a newly-formed mid-tier holding company for William Penn Bank, FSB, is offering common stock in a subscription and community offering to certain members of William Penn Bank, FSB and an employee stock ownership plan established by William Penn Bank, FSB pursuant to a Plan of Reorganization and Stock Issuance.

Because we believe you may be interested in learning more about the merits of William Penn Bancorp, Inc.'s common stock as an investment, we are sending you the following materials which describe the offering.

         PROSPECTUS: This document provides detailed information about William Penn Bank, FSB's operations and the proposed offering of William Penn Bancorp, Inc.'s common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern Time, on [_____].

You will have the opportunity to buy common stock directly from William Penn Bancorp, Inc. in the offering without paying a commission or fee. If you have any questions regarding the reorganization and offering, please call us at (215) 945-0124, between 10 a.m. to 4 p.m. Monday, between 9 a.m. and 4 p.m. Tuesday through Thursday, and Friday from 9 a.m. to 3 p.m., or stop by our Stock Information Center located at 8150 Route 13, Levittown, PA, 19057.

We are pleased to offer you this opportunity to become a stockholder of William Penn Bancorp, Inc.

Sincerely,


Charles Corcoran
President







The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Effective Date]


Dear Member:

We are pleased to announce that William Penn Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, William Penn Bancorp, Inc., a newly-formed mid-tier holding company for William Penn Bank, FSB, is offering common stock in a subscription and community offering to certain members of William Penn Bank, FSB and an employee stock ownership plan established by William Penn Bank, FSB pursuant to a Plan of Reorganization and Stock Issuance.

As part of the reorganization and in keeping with the William Penn Bank's long standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as the William Penn Bank Community Foundation. The foundation will be dedicated to charitable causes within the communities in which the Bank operates.

To accomplish this reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and Stock Issuance, your voting rights and your rights to subscribe for shares of common stock being offered for sale by William Penn Bancorp, Inc. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on ____________. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of William Penn Bank to become stockholders of William Penn Bancorp, Inc. Please remember:

     > Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     > There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

     > Members have a right, but not an obligation, to buy William Penn Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

     > Like all stock, shares of William Penn Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of William Penn Bancorp, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Time, on ______.

If you have any questions regarding the reorganization, please call us at (215) 945-0124, between 10 a.m. to 4 p.m. Monday, between 9 a.m. and 4 p.m. on Tuesday through Thursday, and on Friday from 9 a.m. to 3 p.m., or stop by our Stock Information Center located at 8150 Route 13, Levittown, PA, 19057.


Sincerely,


Charles Corcoran
President


The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Effective Date]


Dear Member:

We are pleased to announce that William Penn Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, William Penn Bancorp, Inc., a newly-formed mid-tier holding company for William Penn Bank, FSB, is offering common stock in a subscription and community offering to certain members of William Penn Bank, FSB and an employee stock ownership plan established by William Penn Bank pursuant to a Plan of Reorganization and Stock Issuance.

As part of the reorganization and in keeping with the William Penn Bank's long standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as the William Penn Bank Community Foundation. The foundation will be dedicated to charitable causes within the communities in which the Bank operates.

Unfortunately, William Penn Bancorp, Inc. is unable to either offer or sell its common stock to you because of the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of William Penn Bancorp, Inc.

However as a member of William Penn Bank, you have the right to vote on the Plan of Reorganization and Stock Issuance at the Special Meeting of the Special Meeting of Members to be held on ____________, 2008. Enclosed is a proxy statement describing the Plan of Reorganization and Stock Issuance, your voting rights and your rights to subscribe for shares of common stock being offered for sale by William Penn Bancorp, Inc. and a proxy card. YOUR VOTE IS VERY IMPORTANT. This proxy card should be signed and returned to us prior to the special meeting of members on ____________. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages. Please remember:

     > Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     > There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

I invite you to attend the Special Meeting on ____________, 2008. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Charles Corcoran
President



The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Effective Date]


Dear Prospective Investor:


We are pleased to announce that William Penn Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, William Penn Bancorp, Inc., the newly-formed mid-tier holding company for William Penn Bank, FSB, is offering common stock in a subscription and community offering to certain members of William Penn Bank, FSB and an employee stock ownership plan established by William Penn Bank, FSB pursuant to a Plan of Reorganization and Stock Issuance.

As part of the reorganization and in keeping with the William Penn Bank's long standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as the William Penn Bank Community Foundation. The foundation will be dedicated to charitable causes within the communities in which the Bank operates.

We have enclosed the following materials that will help you learn more about the merits of William Penn Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about William Penn Bank, FSB's operations and the proposed offering of William Penn Bancorp, Inc.'s common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Eastern Time, on [_______].

We invite you and other community members to become stockholders of William Penn Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from William Penn Bancorp, Inc. without paying a commission or a fee.

If you have any questions regarding the reorganization and offering, please call us at (215) 945-0124, between 10 a.m. and 4 p.m. Monday, between 9 a.m. and 4 p.m. on Tuesday through Thursday, and Friday from 9 a.m. to 3 p.m., or stop by our Stock Information Center located at 8150 Route 13, Levittown, PA, 19057.

Sincerely,



Charles Corcoran
President



The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[KBW LOGO]      KEEFE, BRUYETTE & WOODS
                Specialists in Financial Services




[Effective Date]


To Members and Friends of
William Penn Bank, FSB

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting William Penn Bancorp, Inc, the proposed mid-tier stock holding company for William Penn Bank, FSB, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Reorganization and Stock Issuance.

At the request of William Penn Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of William Penn Bancorp, Inc. common stock being offered to customers of William Penn Bank, FSB and various other persons until 12:00 Noon, Eastern Time, on __________ __, 2008. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. William Penn Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the reorganization and offering, please call us at (215) 945-0124, between 10 a.m. to 4 p.m. Monday, between 9 a.m. and 4 p.m. Tuesday through Thursday, and Friday from 9 a.m. to 3 p.m., or stop by our Stock Information Center located at 8150 Route 13, Levittown, PA, 19057.



Very truly yours,


Keefe, Bruyette & Woods, Inc.



The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.



This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

What Investors Need to Know

         Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

     o Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

     o "Neither a Borrower nor a Lender Be" If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

     o Watch Out for Opportunists The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

     o Get the Facts from the Source If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.

         The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

                                 Read This First

            Office of Thrift Supervision Guidance for Accountholders


         Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

         On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

         How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

         On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.
-----------------------

--------------------------------------------------------------------------------

                            [Logo William Penn Bank]
                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize William Penn Bank, FSB into the mutual holding company structure.

           Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

   Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Your Board of Directors Unanimously Recommends a Vote "FOR"
                              the Reorganization.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                      "Against" the Reorganization....and



                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Charles Corcoran
President
William Penn Bank, FSB

                 If you have already mailed your proxy card(s),
              please accept our thanks and disregard this notice.
                 For further information, call (215) 945-0124.

--------------------------------------------------------------------------------

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

--------------------------------------------------------------------------------

                            [Logo William Penn Bank]
                                 PROXY GRAM II

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize William Penn Bank, FSB into the mutual holding company structure.

           Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

   Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Your Board of Directors Unanimously Recommends a Vote "FOR"
                              the Reorganization.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                       "Against" the Reorganization...and


Our Reasons for the Corporate Change
------------------------------------

As a Mutual Institution:
------------------------
- We have no authority to issue capital stock and thus no access to this market source of equity capital.
-    Our earnings from year to year are the only source of generating capital.

Under a Mutual Holding Company structure, we will be able to:
-------------------------------------------------------------
- Structure our business in the form that will enable us to access capital markets.
-    Support future lending and operational growth.
- Better attract and retain qualified directors and management through stock-based compensation plans.
- Support future branching activities and/or the acquisition of other financial institutions or financial services companies.

                         Your Vote Is Important To Us!
                         -----------------------------
Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Charles Corcoran
President
William Penn Bank

                 If you have already mailed your proxy card(s),
              please accept our thanks and disregard this notice.
                 For further information, call (215) 945-0124.

--------------------------------------------------------------------------------

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

{logo}   William Penn Bank


                                 Proxy Gram III


Month, Date Year


Dear Valued William Penn Bank, FSB Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize William Penn Bank, FSB into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

As of the date of this letter, your vote on our Plan of Reorganization and Stock Issuance has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Reorganization and Stock Issuance. If you have already mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on _____ is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (215) 945-0124.

Best regards and thank you,



Charles Corcoran
President




The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             WILLIAM PENN BANK, FSB
       FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________, 2008

The  undersigned  Member of William Penn Bank, FSB (the "Bank") hereby  appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank (the "Special Meeting") to be held at the executive office of the Bank located at 8150 Route 13, Levittown, Pennsylvania on _________, 2008, at __ p.m., Eastern Time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

1. To vote "FOR" or "AGAINST" approval of the Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan") pursuant to which William Penn Bank, FSB would convert from a federal mutual savings bank to a federal stock savings bank; (ii) the Bank, after such conversion, would be 100% owned by William Penn Bancorp, Inc., a federal stock corporation (the "Stock Holding Company"); (iii) the Stock Holding Company would be majority-owned by William Penn, MHC, a federal mutual holding company; and
     (iv) the Stock Holding Company would conduct a minority public offering, all as provided for in the Plan. Approval of the Plan will also approve the Charter and Bylaws of the Mutual Holding Company, the Charter and Bylaws of the Stock Holding Company and the Charter and Bylaws of the Stock Association.
                                [_]  FOR                 [_]  AGAINST
2. To vote "FOR" or "AGAINST" the contribution of $150,000 in cash and a number of shares equal to 2.0% of the Stock Holding Company's common stock to be outstanding following the reorganization to William Penn Bank Community Foundation, a private charitable foundation dedicated to the promotion of charitable purposes in the communities in which the Bank operates.
                                [_]  FOR                 [_]  AGAINST

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED "FOR" THE PROPOSITIONS STATED.

Execution of this proxy also permits the proxy holder to vote this proxy, in its discretion, upon such other matters that may come before the Special Meeting. The Special Meeting may be adjourned to enable the Bank to solicit additional proxies. The Board of Directors is not aware of any other matters that may come before the Special Meeting.

              IMPORTANT: PLEASE READ AND COMPLETE THE REVERSE SIDE.

REVOCABLE PROXY           All  votes will be cast in accordance with this proxy.
                          Should  the undersigned be present and elect  to  vote
WILLIAM PENN BANK, FSB    at the  Special Meeting  or at any adjournment thereof
                          and after notification to the Secretary of the Bank at said meeting of the Member's decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further no further force and effect.

                          The undersigned acknowledges receipt of a Notice of Special Meeting of Members, and a Proxy Statement dated __________, 2008, prior to the execution of this proxy.

                          NOTE: Only one signature is required in the case of a joint account.


                          SIGNATURE _____________________  DATE __________, 2008


                          SIGNATURE _____________________  DATE __________, 2008





PLEASE VOTE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY THE DATE OF THE SPECIAL MEETING. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN OF REORGANIZATION.
                          ---

                             The Reorganization and
                                 Stock Issuance


                                    QUESTIONS
                                        &
                                     ANSWERS


                                     {LOGO}



                    The proposed parent stock holding company
                           for William Penn Bank, FSB



--------------------------------------------------------------------------------

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

--------------------------------------------------------------------------------
                         FACTS ABOUT THE REORGANIZATION


The Board of Directors of William Penn Bank, FSB unanimously adopted a Plan of Reorganization and Stock Issuance to reorganize into a mutual holding company structure. As a result of the reorganization, William Penn Bancorp, Inc. will become the federally chartered parent holding company of William Penn Bank, FSB ("William Penn"), and William Penn Bancorp, Inc. will be 70% owned by William Penn MHC. In connection with the reorganization, William Penn Bancorp, Inc. is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance. William Penn MHC will be the majority stockholder of the common stock of William Penn Bancorp, Inc. after the reorganization. William Penn MHC will have as its members the depositor and borrower members of William Penn.

This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in William Penn Bancorp, Inc.

Investment in the stock of William Penn Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHAT IS THE PURPOSE OF THE REORGANIZATION?
--------------------------------------------------------------------------------
The primary reasons for the reorganization and our decision to conduct the offering are to:

- Increase our capital allowing us to seek to implement a growth strategy while maintaining a solid capital position;

- Provide us with greater operating flexibility and allow us to better compete with other financial institutions; and

- Retain the characteristics of a mutual organization. The mutual holding company structure will allow our mutual holding company to retain voting control over most decisions to be made by William Penn shareholders.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?
--------------------------------------------------------------------------------
No. However, the reorganization will allow William Penn's depositors an opportunity to buy stock and become stockholders of William Penn Bancorp, Inc.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------
Certain members of William Penn and the William Penn employee stock ownership plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
William Penn Bancorp, Inc. is offering through the Prospectus between 1,190,000 and 1,610,000 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 1,851,500 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares or $250. No person may purchase more than 25,000 shares or $250,000 of common stock in the subscription offering, and no person, together with associates of and persons acting in concert with such persons, may purchase more than 25,000 shares or $250,000 of common stock.

HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by William Penn prior to 12:00 Noon, Eastern Time, on _____.

HOW MAY I PAY FOR MY SHARES OF STOCK?
--------------------------------------------------------------------------------
First, you may pay for stock by check or money order. Interest will be paid by William Penn on these funds at the regular passbook savings rate from the day the funds are received until the reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your William Penn savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated. William Penn will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY WILLIAM PENN IRA?
--------------------------------------------------------------------------------
Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at William Penn that will enable such purchase. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as such transactions take time, typically several weeks.

MAY I OBTAIN A LOAN FROM WILLIAM PENN TO PAY FOR THE STOCK?
--------------------------------------------------------------------------------
No. Regulations do not allow William Penn to make loans for this purpose, nor may you use a William Penn line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?
--------------------------------------------------------------------------------
No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an
"oversubscription," regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, "The Reorganization and Stock Offering" for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at William Penn's regular passbook savings rate. If payment is to be made by withdrawal from a William Penn deposit account, excess funds will remain in that account.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, William Penn Bancorp, Inc.'s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The board of directors has not yet established a dividend policy, and they have not yet made plans as to the amount or timing of cash dividends that William Penn Bancorp may pay after the offering. The timing, amount and frequency of dividends will be determined by the Board of Directors.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
Upon completion of the offering, we anticipate that our common stock will be quoted on the OTC Bulletin Board.

ARE OFFICERS AND DIRECTORS OF WILLIAM PENN PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! William Penn's senior officers and directors plan to purchase, in the aggregate, $1,035,000 worth of stock or approximately 7.4% at the midpoint of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes. Your "YES" vote is very important! PLEASE SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the special meeting.

WHAT  IS THE  WILLIAM  PENN  BANK  COMMUNITY  FOUNDATION  AND  WHY  IS IT  BEING
--------------------------------------------------------------------------------
ESTABLISHED?
-----------
In keeping with the Bank's long standing commitment to the community, William Penn Bank's Plan of Reorganization and Stock Issuance provides for the establishment and funding of a charitable foundation to be known as the William Penn Bank Community Foundation. The foundation will be dedicated to charitable causes within the communities in which William Penn Bank operates.

--------------------------------------------------------------------------------
                            Stock Information Center
                            ------------------------

                                 (215) 945-0124

                           William Penn Bancorp, Inc.
                                  8150 Route 13
                               Levittown, PA 19057

                                      Hours
                                      -----

                           Monday 10 a.m. to 4:00 p.m.
      Tuesday - Thursday 9:00 a.m. to 4:00 p.m. Friday 9:00 a.m. to 3 p.m.
                             Excluding Bank Holidays
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           WILIAM PENN BANCORP, INC.

                          Stock Order Form Instructions
                    Stock Information Center: (xxx) xxx-xxxx
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Stock  Order Form  Instructions  - All  subscription  orders are  subject to the
--------------------------------------------------------------------------------
provisions of the stock offering.
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 25,000 shares (25,000 shares x $10.00 per share = $250,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 25,000 shares (25,000 shares x $10.00 per share = $250,000) of the common stock offered in the stock offering. For additional information, see "THE REORGANIZATION AND OFFERING- Limitations on purchases of common stock" in the prospectus.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to William Penn Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the bank's regular passbook savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate at William Penn Bank, FSB ("William Penn") insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. William Penn will waive any applicable penalties for early withdrawal from certificate accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of William Penn, or a member of such person's household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of William Penn Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ____-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

Item 7 - You should list any qualifying accounts that you may have or had with William Penn in the box located under the heading "Qualifying Accounts". For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act,
                                               ---------------------------------
the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 8150 Route 13, Levittown, PA, 19057 or at any of William Penn's other branch offices by the end of the subscription offering on _____ at 12:00 Noon, Eastern Time.


                  (See Reverse Side for Stock Ownership Guide)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           WILIAM PENN BANCORP, INC.

                              Stock Ownership Guide
                    Stock Information Center: (xxx) xxx-xxxx
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Pennsylvania and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be
    -------------------------------
held in a similar type of ownership under the Uniform Gifts to Minors Act of the
                                              ---------------------------
individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-PA or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged "trustee-to-trustee" transfer if their IRA is currently at William Penn Community Bank. The stock cannot be held in your William Penn Community Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA's:  On Name Line 1 - list  the  name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______]. Address will be that of the broker/trust department to where the stock certificate will be sent. The Social Security/Tax I.D. number(s) will be either yours or your trustee's, as the trustee directs.
                         Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)



William Penn Bank, FSB                                                                                               REVOCABLE PROXY

All votes will be cast in accordance with this proxy.  Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said meeting of the Member's decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, and a Proxy Statement dated __________,  2008, prior to the execution of this proxy.

NOTE: Only one signature is required in the case of a joint account.


                                                                       ________________________________    ________________, 2008
                                                                       Signature                           Date


                                                                       ________________________________    ________________, 2008
                                                                       Signature                           Date

IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope
                                       FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           STOCK ORDER FORM
                                                                                                   ________________________________
                                                                                                  |                                |
                                                                                                  |   SEND OVERNIGHT PACKAGES TO:  |
                                                                                                  |   ---------------------------  |
                                                                                                  |                                |
                                                                                                  |   William Penn Bancorp, Inc.   |
                                                                                                  | Attn: Stock Information Center |
                                                                                                  |          8150 Route 13         |
                                                                                                  |       Levittown, PA 19057      |
                                                                                                  |         (215) 945-0124         |
                                                                                                  |________________________________|


Deadline:  The Subscription Offering ends at 12:00 Noon, Eastern Time, on _______. Your original Stock Order and Certification Form, properly  executed and with the correct payment,  must be received (not postmarked) at the address on the top of this form or at any of our branches by the deadline,  or it will be  considered  void.  Faxes or copies of this form will not be accepted.  William Penn
Bancorp, Inc. reserves the right to accept or reject improper order forms.

 __________________________________________________________________________________________________________________________________
|(1) Number of Shares            (2) Total Amount Due         The minimum purchase is 25 shares ($250).  Generally,  no person may |
|                     x $10.00 =                              purchase more than 25,000 shares ($250,000),  and no person together |
|    ________________            ____________________         with his or her associates or group of persons acting in concert may |
|                                                             purchase more than 25,000 shares ($250,000).                         |
|__________________________________________________________________________________________________________________________________|
 __________________________________________________________________________________________________________________________________
|(3) Method of Payment                                      (4) Purchaser Information (check one)                                  |
|[ ] Enclosed is a check, bank draft or money order          a. [ ] Eligible Account Holder - Check here if you were a depositor   |
|    payable to William Penn Bancorp, Inc. for                      with  at least $50 on deposit with William Penn Bank, FSB as   |
|    $_______________________.                                      of September 30, 2006. Enter information in Section 7 for all  |
|                                                                   deposit accounts that you had at William Penn Bank, FSB on     |
|[ ] I authorize William Penn Bank to make withdrawals,             September 30, 2006.                                            |
|    without penalty, from my CD or savings  accounts                                                                              |
|    shown below, and understand that the amounts will       b. [ ] Supplemental Eligible Account Holder - Check here if you were  |
|    not otherwise be available for withdrawal:                     a depositor with at least $50 on deposit with William Penn     |
|                                                                   Bank, FSB as of December 31, 2007 but not an Eligible Account  |
|    Account Numbers                      Amounts                   Holder. Enter information in Section 7 for all deposit accounts|
|  ______________________________ ______________________            that you had at William Penn Bank, FSB on December 31, 2007.   |
| |                              |$                     |                                                                          |
| |______________________________|______________________|    c. [ ] Other Members - Check here if you were a depositor of William  |
| |                              |$                     |           Penn Bank, FSB as of January 31, 2008 and borrowers of William |
| |______________________________|______________________|           Penn Bank, FSB as of June 1, 2005 whose borrowings remained    |
| |                              |$                     |           outstanding as of January 31, 2008, who were not able to       |
| |______________________________|______________________|           subscribe for shares under the Eligible or SupplementalEligible|
|                                |$                     |           Account Holders Categories.                                    |
|              Total Withdrawal  |______________________|                                                                          |
|                                                            d. [ ] Local Community - Defined as residents of Bucks County,        |
|                                                                   Pennsylvania.                                                  |
|                                                                                                                                  |
|                                                            e. [ ] Other residents of Pennsylvania                                |
|                                                                                                                                  |
|                                                            f. [ ] General Public                                                 |
|                                                                                                                                  |
|(5) Check if you (or a household family member) are a: [ ] Director of William Penn Bank  [ ] Officer of William Penn Bank        |
|    [ ] Employee of William Penn Bank                                                                                             |
|__________________________________________________________________________________________________________________________________|

 (6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

 [ ] Individual                 [ ] Individual Retirement Account (IRA)          [ ] Corporation
 [ ] Joint Tenants              [ ] Uniform Transfer to Minors Act               [ ] Partnership
 [ ] Tenants in Common          [ ] Uniform Gift to Minors Act                   [ ] Trust -Under Agreement Dated ________________

 ______________________________________________________________________________ ___________________________________________________
| Name                                                                         |SS# or Tax ID                                      |
|______________________________________________________________________________|___________________________________________________|
| Name                                                                         |SS#                                                |
|______________________________________________________________________________|___________________________________________________|
| Address                                                                      |Daytime Telephone #                                |
|______________________________________________________________________________|___________________________________________________|
| City                        State          Zip Code       County             |Evening Telephone #                                |
|______________________________________________________________________________|___________________________________________________|

(7) QUALIFYING ACCOUNTS You should list any accounts that you may have or had with William Penn Bank in the box below. SEE THE STOCK
ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION.  All subscription orders are subject to the provisions of the stock offering.
Please Note: Failure to list ALL of your accounts may result in the loss of part or all of your subscription rights.

                         Names on Accounts                                                Account Number
 ________________________________________________________________ _________________________________________________________________
|________________________________________________________________|_________________________________________________________________|
|________________________________________________________________|_________________________________________________________________|
|________________________________________________________________|_________________________________________________________________|
|________________________________________________________________|_________________________________________________________________|
|________________________________________________________________|_________________________________________________________________|
|________________________________________________________________|_________________________________________________________________|


Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated _______ and understand I may not change or revoke my order once it is received  by William  Penn  Bancorp,  Inc. I also  certify  that this stock order is for my account and there is no agreement or  understanding  regarding any further sale or transfer of these shares.  Federal  regulations  prohibit any person from transferring  or entering  into any agreement  directly or  indirectly  to transfer the legal or beneficial  ownership of conversion subscription  rights,  or the  underlying  securities,  to the account of another.  Under  penalty of perjury,  I certify  that I am purchasing  shares  solely for my account and that there is no agreement  or  understanding  regarding  the sale or transfer of such shares, or my rights to subscribe for shares. William Penn Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.  Under penalties of perjury,  I further  certify that:  (1) the social  security  number or taxpayer  identification  number given above is correct;  and (2) I am not subject to backup withholding.  You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.  By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the
Securities  Exchange Act of 1934,  both as amended.  The  Subscription  rights are  non-transferable  and are void at the end of the subscription  period.  Signature:  THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if
                                   ---------------------------------------------------------------------
the Stock Order and Certification Form are not both signed and properly completed.  Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

 ________________________________________________________________ _________________________________________________________________
| Signature                                           Date       |Signature                                            Date        |
|                                                                |                                                                 |
|________________________________________________________________|_________________________________________________________________|
 __________________________________________________________________________________________________________________________________
|                                                                                                                                  |
|Office Use Only: Date Rec'd ____ / _____ Check# ______ $________ Check#______ $________ Batch# _____ Order # _____ Category _____ |
|__________________________________________________________________________________________________________________________________|


                                                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             WILLIAM PENN BANK, FSB

       FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________, 2008

The  undersigned  Member of William Penn Bank, FSB (the "Bank") hereby  appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank (the "Special Meeting") to be held at the executive office of the Bank located at 8150 Route 13, Levittown, Pennsylvania on _________, 2008, at __ p.m., Eastern Time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

1. To vote "FOR"or "AGAINST" approval of the Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan") pursuant to which William Penn Bank, FSB would convert from a federal mutual savings bank to a federal stock savings bank; (ii) the Bank, after such conversion, would be 100% owned by William Penn Bancorp, Inc., a federal stock corporation (the "Stock Holding Company"); (iii) the Stock Holding Company would be majority-owned by William Penn, MHC, a federal mutual holding company; and (iv) the Stock Holding Company would conduct a minority public offering, all as provided for in the Plan. Approval of the Plan will also approve the Charter and Bylaws of the Mutual Holding Company, the Charter and Bylaws of the Stock Holding Company and the Charter and Bylaws of the Stock Association.

                                   [ ] FOR        [ ] AGAINST

2. To vote "FOR" or "AGAINST" the contribution of $150,000 in cash and a number of shares equal to 2.0% of the Stock Holding Company's common stock to be outstanding following the reorganization to William Penn Bank Community Foundation, a private charitable foundation dedicated to the promotion of charitable purposes in the communities in which the Bank operates.

                                   [ ] FOR        [ ] AGAINST

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED "FOR" THE PROPOSITIONS STATED. Execution of this proxy also permits the proxy holder to vote this proxy, in its discretion, upon such other matters that may come before the Special Meeting. The Special Meeting may be adjourned to enable the Bank to solicit additional proxies. The Board of Directors is not aware of any other matters that may come before the Special Meeting.

--------------------------------------------------------------------------------
 ______________________________________________________________________________
|FINRA Affiliation (Formerly NASD) - If you have a FINRA affiliation, you must| |report this subscription in writing to your applicable compliance officer| |within one day of the payment therefor. You are considered a member of the| |Financial Industry Regulatory Authority ("FINRA") if you are a person| |associated with a FINRA member, a member of the immediate family of any such| |person to whose support such person contributes, directly or indirectly, or| |the holder of an account in which a FINRA member or person associated with a|
|FINRA member has a **beneficial interest.                                     |
|______________________________________________________________________________|

                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY WILLIAM PENN BANK, FSB, WILLIAM PENN BANCORP, INC., WILLIAM PENN MHC, OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION NORTHEAST REGIONAL DIRECTOR AT 201-413-1000.

I further certify that, before purchasing the common stock of William Penn Bancorp, Inc., I received a copy of the Prospectus dated _________, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 11 of the prospectus:

- We realize income primarily from the difference between interest earned on loans and investments and interest paid on deposits and borrowings; and changes in interest rates may adversely affect us.

- At September 30, 2007, approximately 28% of our total loan portfolio consisted of multi-family and nonresidential mortgage loans, land loans and construction loans. The repayment risk related to these types of loans is considered to be greater than the risk related to one to four family residential loans. Part of our business plan is to increase our origination of multi-family and nonresidential mortgage loans.

- A significant amount of our one to four family residential lending consists of "investor loans" (defined as loans on non-owner occupied properties), and this may expose us to increased lending risks.

- The market for stock of financial institutions has been unusually volatile recently, and our stock price may decline when trading commences.

- If we do not achieve profitability on new branches, the new branches may hurt our earnings.

-    The loss of senior management could hurt our operations.

- Strong competition within our industry and market area may limit our growth and profitability.

- Our business is geographically concentrated in and around Bucks County, Pennsylvania, and a downturn in economic conditions in this market area could have an adverse impact on our profitability.

- There is a potential for loss on a sizable land loan in our portfolio that is in default.

- If we experience loan losses in excess of our allowance, our earnings will be adversely affected.

- Our return on equity is currently low and will decrease after this offering. This could negatively impact the price of our stock.

- Additional compensation and benefit expenses following the offering will negatively impact our profitability.

- New expenses that we will incur as a public company will affect our earnings.

- The implementation of stock-based benefit plans may dilute your ownership interest in William Penn Bancorp.

- The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income in fiscal 2008.

- If our contribution to the charitable foundation is determined not to be tax deductible our net income would be reduced.

- There may be a limited market for our common stock, which may lower our stock price.

- Persons who purchase stock in the offering will own a minority of William Penn Bancorp's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of William Penn Bancorp.

- Office of Thrift Supervision policy on remutualization transactions could prevent acquisition of William Penn Bancorp which may adversely affect our stock price.

- We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

 ______________________________________   _____________________________________
| Signature                  Date      | | Signature                 Date      |
|                                      | |                                     |
|______________________________________| |_____________________________________|

        (Note: If shares are to be held jointly, both parties must sign)
                                                 ----

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.